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                                                                     Exhibit 3.7
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CERTIFICATE OF LIMITED PARTNERSHIP
Form 500  Revised July1, 2002
Filing fee: $50.00
Deliver to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO  80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us       ABOVE SPACE FOR OFFICE USE ONLY
                                             -------------------

Pursuant to ss. 7-62-201, Colorado Revised Statutes (C.R.S), the individual named below causes this Certificate of
Limited Partnership to be delivered to the Colorado Secretary of State for filing, and states as follows:

1. The name of the Limited Partnership is: ________________________________________________________________________
   ________________________________________________________________________________________________________________

2. The street address of the limited partnership's registered office in Colorado is: ______________________________
   ________________________________________________________________________________________________________________
   If mail is undeliverable to this address, ALSO include a post office box address: ______________________________
   ________________________________________________________________________________________________________________
   and the name of the registered agent at such address is ________________________________________________________
   ________________________________________________________________________________________________________________

3. There are at least two (2) partners in the partnership, at least one (1) of whom is a limited partner.

4. The name and business, residence or mailing address of each general partner is:

                NAME                                                           ADDRESS

_________________________________________             _____________________________________________________________

_________________________________________             _____________________________________________________________

_________________________________________             _____________________________________________________________


5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: _________________________________________________________________________________________
___________________________________________________________________________________________________________________

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail ______________________________
_______________________________________________ Web site __________________________________________________________
The Colorado Secretary of State may contact the following authorized person regarding this document:
name ________________________________________ address _____________________________________________________________
voice _____________________________ fax ______________________________ e-mail _____________________________________


Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty.  While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form.  Questions should be addressed to the user's attorney.
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